Exhibit 32.2
CERTIFICATION OF CHIEF ACCOUNTING OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Grubb & Ellis Healthcare REIT, Inc., or the Company, hereby certifies, to her knowledge, that:
     (1) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2008, or the Report, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2009	By /s/ Kellie S. Pruitt	Chief Accounting Officer
Date	Kellie S. Pruitt	(principal financial officer and principal
accounting officer)
     The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the period ended December 31, 2008, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.